UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2005 (April 1, 2005)

TORCH OFFSHORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32855	74-2982117
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

401 Whitney Avenue, Suite 400
Gretna, Louisiana	70056-2596
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (504) 367-7030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

On April 1, 2005, Torch Offshore, Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with Cal Dive International, Inc., which has agreed to serve as the “stalking horse” bidder for the purchase of the Company’s fleet of vessels, including all equipment, inventory, intellectual property and other assets related to the operation of the vessels. In exchange for these assets, the Company will receive consideration of approximately $92.0 million, including a deposit of $4.6 million, which will be credited towards the purchase price. The Agreement does not include the Company’s accounts receivable, overhead assets unrelated to the operation of the vessels, and claims owned by the Company’s bankruptcy estate.

The Agreement has been filed with the United States Bankruptcy Court for the Eastern District of Louisiana (the “Bankruptcy Court”) along with a motion seeking the establishment of bidding procedures for an auction that allows other qualified bidders to submit higher or otherwise better offers for all or part of the Company’s assets, as required under Section 363 of the Bankruptcy Code. The Company anticipates that a transaction involving all or part of its assets will be completed in the second quarter of 2005, pending approval of the Bankruptcy Court and certain government regulatory agencies.

Attached hereto and incorporated by reference is a copy of the Agreement as Exhibit 10.1 and a copy of the bidding procedures as Exhibit 10.2. In addition, a copy of the press release dated April 7, 2005 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1	Asset Purchase Agreement by and between Cal Dive International, Inc., as Buyer, and Torch Offshore, Inc., Torch Offshore, L.L.C., and Torch Express, L.L.C., as Sellers, as of April 1, 2005.

10.2	Motion of the Debtors Pursuant to 11 U.S.C. §§ 105, 363, 365 and 1146(c) and Fed. R. Bankr. P. 2002, 6004 and 6006 for an Order (A) Approving the Sale of Certain Vessels, Equipment, Inventory, Intellectual Property and Certain Related Assets, and Assignment of Certain Contracts, to Cal Dive International, Inc. or Other Successful Bidder(s) at Auction, Free and Clear of all Liens, Claims, Encumbrances and Interests; (B) Approving Bidding Procedures and Bid Protections (Including Break-Up Fee and Expense Reimbursement); and (C) Approving the Form and Manner of Notice Thereof.

99.1	Torch Offshore, Inc. Press Release Dated April 7, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCH OFFSHORE, INC.
Date: April 7, 2005	By:	/s/ ROBERT E. FULTON
Robert E. Fulton
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Asset Purchase Agreement by and between Cal Dive International, Inc., as Buyer, and Torch Offshore, Inc., Torch Offshore, L.L.C., and Torch Express, L.L.C., as Sellers, as of April 1, 2005.

10.2	Motion of the Debtors Pursuant to 11 U.S.C. §§ 105, 363, 365 and 1146(c) and Fed. R. Bankr. P. 2002, 6004 and 6006 for an Order (A) Approving the Sale of Certain Vessels, Equipment, Inventory, Intellectual Property and Certain Related Assets, and Assignment of Certain Contracts, to Cal Dive International, Inc. or Other Successful Bidder(s) at Auction, Free and Clear of all Liens, Claims, Encumbrances and Interests; (B) Approving Bidding Procedures and Bid Protections (Including Break-Up Fee and Expense Reimbursement); and (C) Approving the Form and Manner of Notice Thereof.

99.1	Torch Offshore, Inc. Press Release Dated April 7, 2005.